Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 26, 2006 by and among Great Lakes Dredge & Dock Corporation, a Delaware corporation (the “Issuer”), NASDI Holdings Corporation, a Delaware corporation, Great Lakes Dredge & Dock Company, a New Jersey corporation, Great Lakes Caribbean Dredging, Inc., a Delaware corporation, Dawson Marine Services Company, a Delaware corporation, North American Site Developers, Inc., a Massachusetts corporation, Fifty-Three Dredging Corporation, a New Jersey corporation, JDC Soil Management & Development Inc., a Massachusetts corporation and Great Lakes Dredge & Dock Company, LLC, a Delaware limited liability company (collectively, the “Guarantors”), Great Lakes Dredge & Dock Holdings Corp., a Delaware corporation (“Holdings”) and BNY Midwest Trust Company, an Illinois trust company, as trustee under the indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, the Issuer and the Guarantors have previously executed and delivered to the Trustee an indenture, dated as of December 22, 2003, as supplemented and amended from time to time (the “Indenture”), providing for the issuance of an aggregate principal amount of up to $175,000,000 of 7¾% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, pursuant to that certain Merger Agreement dated as of the date hereof by and among the Issuer and Holdings, the Issuer shall merge with and into Holdings and Holdings shall be the surviving corporation;

WHEREAS, Holdings, as the surviving corporation, is required under Section 5.01 of the Indenture to execute and deliver to the Trustee a supplemental indenture pursuant to which Holdings shall assume all of the obligations of the Issuer under the Indenture, the Registration Rights Agreement and the Notes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Guarantors, Holdings and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained and intending to be legally bound, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.             DEFINED TERMS. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.             ASSIGNMENT AND ASSUMPTION.

(a)           As of the date hereof, the Issuer hereby transfers and assigns to Holdings, and Holdings hereby assumes and undertakes from the Issuer, all rights, powers, commitments, obligations and liabilities of the Issuer under the Indenture, the Registration Rights Agreement and the Notes (collectively, the “Assigned Instruments”) and agrees to be bound by all other applicable provisions of the Assigned Instruments.

(b)           With effect on and after the date hereof, the Issuer shall be released from its obligations and covenants under the Assigned Instruments.

3.             NOTICES. All notices or other communications to Holdings shall be given as provided for the Company in 13.02 of the Indenture.

4.             RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.             GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.             TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and the Guarantors and not of the Trustee.

7.             COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.             EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:
GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. VP & CFO

GUARANTORS:
GREAT LAKES DREDGE & DOCK COMPANY, LLC

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. VP & CFO

GREAT LAKES DREDGE & DOCK COMPANY

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. VP & CFO

GREAT LAKES CARIBBEAN DREDGING, INC.

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. VP & CFO

DAWSON MARINE SERVICES COMPANY

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. VP & CFO

NORTH AMERICAN SITE DEVELOPERS, INC.

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. VP & CFO

FIFTY-THREE DREDGING CORPORATION

By:	/s/ Paul Dinquel
Name:	Paul Dinquel
Title:	VP

JDC SOIL MANAGEMENT & DEVELOPMENT INC.

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. VP & CFO

NASDI HOLDINGS CORPORATION

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. VP & CFO

HOLDINGS:
GREAT LAKES DREDGE & DOCK HOLDINGS CORP.

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. VP & CFO

TRUSTEE:
BNY MIDWEST TRUST COMPANY, As Trustee

By:	M. Callahan
Name:	M. Callahan
Title:	Vice President